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EXHIBIT 5

OPINION OF GIBSON, DUNN & CRUTCHER LLP

     August 13, 2001

(949) 451-3800 C 73074-00015

Quidel Corporation
10165 McKellar Court
San Diego, California 92121

Re:
Registration Statement on Form S-8 for 275,000 Additional Shares of Common Stock

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Quidel Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of 275,000 additional shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), reserved for issuance under the Quidel Corporation General Nonstatutory Stock Option Plan (the "Plan").

    For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

    On the basis of and in reliance upon the foregoing and assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, we are of the opinion that assuming the shares of Common Stock being offered under the Plan are issued and paid for in accordance with the provisions of the Plan and any option agreement thereunder and the consideration is valid under state law (and not less than the par value per share), such shares will be validly issued, fully paid and nonassessable.

    This opinion is limited to the General Corporation Law of the State of Delaware and federal laws of the United States, as such laws currently exist. We assume no obligation to revise or supplement this opinion should such laws, or interpretations thereof, be changed.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                      Very truly yours,

                      /s/ Gibson, Dunn & Crutcher LLP

                      GIBSON, DUNN & CRUTCHER LLP

JMW/MWS/MJB

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EXHIBIT 5 OPINION OF GIBSON, DUNN & CRUTCHER LLP